Exhibit 99.1

Beeline Expands AI Agent “Bob” Into Sales, Driving $7.1M in Q2 Originations

Providence, Rhode Island- (August 27, 2025) - Beeline Holdings, Inc. (NASDAQ: BLNE) (“Beeline”), the fast-growing digital mortgage platform redefining the path to homeownership, today announced continued expansion of its proprietary AI agent, Bob, from customer support into direct sales and origination activities.

Beeline was among the first mortgage lenders to introduce its own conversational AI in 2023. Since launch, Bob has been operating flawlessly 24/7, converting conversations into applications 6x better than human loan officers while generating 2.5x more leads at near-zero cost. Bob was first highlighted in Daily Mortgage News on July 14, 2023, for redefining borrower engagement in the mortgage industry.

Q2 2025: AI in Action

During the second quarter of 2025, Beeline moved Bob into a limited sales role, opening conversations with borrowers during the application process. Bob proactively engages applicants with meaningful dialogue, establishes trust, and asks leading questions that uncover each borrower’s unique needs.

In this limited pilot, Bob drove $7.1 million in origination volume and $170,000 in revenue, with more than half of borrower interactions occurring after business hours and on weekends—demonstrating the power of 24/7 mortgage engagement.

“Bob’s brain has matured into an expert on-brand communicator,” said Nick Liuzza, CEO of Beeline. “He now delivers result-driven conversations that frequently lead to locked loans. Our intention is to lower the high cost of mortgage production while giving borrowers faster, more convenient service. We see Bob taking on an even larger role in sales and mortgage production moving forward.”

Scaling Sales & Education

Looking ahead to Q3 2025, Bob will expand into top-of-funnel sales activities and lead borrower education campaigns designed to bridge knowledge gaps around mortgage products. This evolution positions Beeline to scale efficiently when mortgage demand surges.

“One of the toughest challenges in mortgage lending is staffing up quickly when rates fall,” Liuzza added. “Most lenders scramble to add personnel, driving costs higher. With Bob—who has already held over 3,300 conversations and improves with each one—we can grow revenue without hiring at the same pace as our competitors. Our proprietary AI gives us a structural advantage.”

Roadmap: 2026 and Beyond

Beeline plans to move Bob deeper into production by early 2026, initially focusing on processing and underwriting conversations, with scheduling functionality expected by Q2 2026. This roadmap reflects Beeline’s long-term strategy to integrate AI across the mortgage lifecycle, delivering lower-cost, high-efficiency mortgage options to borrowers.

Much of Bob’s underlying technology was developed by MagicBlocks, an Australia-based AI company providing multilingual AI solutions to international markets. Beeline recently increased its investment in MagicBlocks through an additional $225,000 SAFE investment, in addition to its 47% equity ownership in the entity, underscoring its commitment to advancing proprietary AI in mortgage lending.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding potential future loan volume and revenue streams which can be generated using Beeline’s Bob chatbot technology, the potential of such technology to positively impact Beeline’s operations and financial results, and planned future development and deployment of new features for the technology. Forward-looking statements are prefaced by words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “should,” “would,” “intend,” “seem,” “potential,” “appear,” “continue,” “future,” believe,” “estimate,” “forecast,” “project,” and similar words. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. We caution you, therefore, against relying on any of these forward-looking statements. Our actual results may differ materially from those contemplated by the forward-looking statements for a variety of reasons, including, without limitation, the risk that software and technology infrastructure on which Beeline and MagicBlocks depend fail to perform as designed or intended, the potential for delays or unexpected costs or challenges in the development of our technology, future competition, regulation of AI, the possibility that estimates, projections and assumptions on which the forward-looking statements are based prove to be incorrect, the continued strength of the U.S. economy, changes in interest rates, and the Risk Factors contained in our Form 10-K filed April 15, 2025 and other filings with the Securities and Exchange Commission. Any forward-looking statement made by us in this presentation speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

ir@makeabeeline.com